                             HEIN + ASSOCIATES LLP
                         Certified Public Accountants
                      717 SEVENTEENTH STREET, SUITE 1600
                            DENVER, COLORADO  80202
              (303) 298-9600 (tel)          (303) 298-8118 (fax)



                         INDEPENDENT AUDITOR'S CONSENT








We consent to the incorporation by reference of our report dated April 2, 1999, accompanying the financial statements of Premier Concepts, Inc. to the Form S-3 Registration Statement of Premier Concepts, Inc. and the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

Hein + Associates LLP


Denver, Colorado
August 25, 1999